UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2009
NITROMED, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

45 Hayden Avenue, Suite 3000
Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 266-4000
None

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On January 27, 2009, NitroMed, Inc. (“NitroMed”) issued a press release announcing that NitroMed had entered into an agreement and plan of merger to be acquired by affiliates of Deerfield Management and that NitroMed had terminated its previously disclosed merger agreement with Archemix Corp. and its previously disclosed purchase and sale agreement with JHP Pharmaceuticals, LLC. In connection with the termination of the purchase and sale agreement with JHP Pharmaceuticals, NitroMed also cancelled its special meeting of stockholders to approve the sale of substantially all of NitroMed’s assets to JHP Pharmaceuticals. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
     NitroMed plans to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger with Deerfield. The proxy statement will contain important information about NitroMed, the proposed merger and related matters. Investors and security holders of NitroMed are urged to read the proxy statement carefully when it is available.
     Investors and security holders will be able to obtain free copies of the proxy statement for the proposed merger (when it is available) and other documents filed with the SEC by NitroMed through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement for the proposed merger (when it is available) by contacting NitroMed, Inc., Attn: Secretary, 45 Hayden Avenue, Suite 3000, Lexington, MA 02421.
     NitroMed and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transaction contemplated by the merger agreement with Deerfield. Information regarding NitroMed’s directors and executive officers is contained in NitroMed’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its proxy statement dated April 16, 2008, both of which are filed with the SEC. As of December 31, 2008, NitroMed’s directors and executive officers, and funds affiliated with such individuals, owned approximately 33% of NitroMed’s common stock. A more complete description of the interests of NitroMed’s directors and officers will be available in the proxy statement relating to the proposed merger.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the proposed merger with Deerfield, including without limitation the expected timetable for completing the transaction and the amount of cash per share NitroMed’s stockholders will receive in the merger, and any other statement about NitroMed’s management team’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “plans,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of NitroMed and Deerfield to complete the proposed merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing set forth in the merger agreement; and other factors described in NitroMed’s Annual Report on Form 10-K for the year ended December 31, 2007 and NitroMed’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, each as filed with the SEC, as well as the other filings that NitroMed makes with the SEC.
     In addition, the statements in this document reflect NitroMed’s expectations and beliefs as of the date of this release. NitroMed anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while NitroMed may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing NitroMed’s views as of any date after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.
Date: January 27, 2009	By:	/s/ Kenneth M. Bate
Kenneth M. Bate
President, Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by NitroMed, Inc. on January 27, 2009.